Exhibit 10.15

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is made and entered into as of October 4, 2023 (the “Effective Date”), by and among Real Messenger Holdings Limited, a Cayman Islands exempted company (the “Company”), and the investors named below (each, a “Holder” and collectively, the “Holders”). The Company and the Holders may be referred to herein individually as a “Party” and collectively as the “Parties”.

In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

1. Sale of Notes. Subject to the terms and conditions of this Agreement, the Company shall issue to each Holder, and each Holder shall purchase, a promissory note substantially in the form attached hereto as Exhibit A, incorporated by reference herein (each, a “Note” and collectively, the “Notes”) in the principal amount set forth beside the Holder’s name on its counterpart signature page to this Agreement. The Company has authorized the issuance of any principal amount of Notes up to a maximum aggregate principal amount of $15,000,000 (subject to increase to $20,000,000 in the Company’s discretion) (as applicable, the “Maximum Amount”), in a series of Notes denominated Series 2023A. The Company shall maintain a confidential register of Holders; provided, however that the Company will make such register available to Holders requesting it for a proper purpose (as determined by the Company in its reasonable discretion or as required by law. All dollar amounts herein refer to United States dollars.

1.1 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, officer, director or trustee of such Person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(d) “Holder” means each of the investors who is initially a party to this Agreement.

(e) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of Thomas Ma of a particular fact or matter, as well as the specific knowledge that each such individual would reasonably be expected to have acquired after due inquiry (it being understood that in no circumstance shall “due inquiry” require more than inquiry that would be reasonable in the capacity of a responsible direct managerial employee).

(f) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(g) “Person” means any individual, corporation, partnership, trust, corporation, association or other entity.

(h) “Requisite Holders” means Holders of Notes representing seventy-five percent (75%) of the face amount of all of the Notes outstanding.

(i) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. The Closing.

(a) The purchase and sale of the Notes will take place via the exchange of documents and signatures remotely on the Effective Date, or at such other time and place as the Parties mutually agree upon (each of which time and place is referred to as a “Closing”).

(b) At each Closing:

(i) each Holder purchasing Notes at such Closing will deliver to the Company payment in full for its Note in the amount set forth opposite such Holder’s name on the Holder’s counterpart signature page to this Agreement, which such Holder agrees to purchase at such Closing by (i) a check payable to the Company’s order, (ii) a wire transfer of funds to the Company to an account separately designated by the Company in writing, or (iii) any combination of the foregoing.

(ii) the Company will deliver to each such Holder a duly executed Note in the principal amount set forth opposite such Holder’s name on the Holder’s counterpart signature page to this Agreement.

(iii) each Holder and Nova Vision Acquisition Corp. (the “SPAC”) shall deliver the Share Transfer Agreement relating to the transfer by Nova Pulsar Holdings Limited (the “Sponsor”) of certain SPAC ordinary shares, as well as other related documentation, all of which are attached to this Agreement as Exhibit B.

The initial Closing may occur no later than October 31, 2023, subject to extension to December 31, 2023, in the sole discretion of the Company (inclusive of any such extension, the “Outside Date”).

3. Representations of the Company. The Company hereby represents and warrants to each of the Holders that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

3.1 Organization and Standing. The Company is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

3.2 Capitalization.

(a) The authorized capital of the Company, immediately prior to the Closing, is as set forth on Subsection 3.2(a) of the Disclosure Schedules. All of the outstanding shares of capital stock reflected there have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has furnished to the Holders complete and accurate copies of the Company’s memorandum of association and bylaws.

(b) Subsection 3.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of the following: (i) issued and outstanding Ordinary Shares, including, with respect to restricted Ordinary Shares, vesting schedule and repurchase price; (ii) granted options, including vesting schedule and exercise price; (iii) Ordinary Shares reserved for future award grants; and (iv) warrants or options, if any. Except for (A) the conversion privileges of the Notes to be issued under this Agreement, and (B) the securities and rights described in Subsection 3.2(a) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Ordinary Shares, or any securities convertible into or exchangeable for Ordinary Shares. All outstanding Ordinary Shares and all Ordinary Shares underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(c) None of the Company’s stock purchase agreements or option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(d) The Company has obtained valid waivers of any rights by other parties to purchase any of the Notes or the shares into which such Notes may convert.

3.3 Valid Issuance of Securities. The issuance and delivery of the Notes in accordance with this Agreement have been duly authorized by all necessary corporation action on the part of the Company. The Company shall, prior to the conversion of the Notes, reserve from its authorized but unissued equity (“Conversion Equity”) for issuance and delivery upon the conversion of the Notes, such number of shares of Conversion Equity, and shares into which the Conversion Equity is convertible for issuance upon conversion of such Conversion Equity (together with the Notes and the Conversion Equity, the “Securities”), and, from time to time, will take all steps necessary to amend its memorandum and articles of incorporation, bylaws or other charter documents to provide sufficient authorized numbers of shares of Conversion Equity issuable upon the conversion of the Notes (and shares for issuance upon conversion of such Conversion Equity). All such shares shall be duly authorized, and when issued upon any such conversion, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

3.4 Authority for Agreements. The execution, delivery, and performance by the Company of this Agreement and each of the Notes, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company action. This Agreement and each of the Notes have been duly executed and delivered by the Company and constitute a valid and binding obligation of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). The execution of and performance of the transactions contemplated by this Agreement and the Notes and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its memorandum and articles of incorporation (as the same may have been amended or restated prior to the date hereof), or other governing documents or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and/or the Notes, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

3.6 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of this Agreement or any of the Notes or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

3.7 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its memorandum and articles of incorporation, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.8 Financial Statements. The Company has delivered to each Holder its unaudited financial statements as of March 31, 2023 and for the fiscal year ended December 31, 2022 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2022 and for the three-month period ended March 31, 2023 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of interim Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2023; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect.

3.9 Corporate Documents. The memorandum and articles of incorporation and bylaws of the Company are in the form provided to the Holders. The copy of the minute books of the Company made available to the Holders contains minutes of all meetings of the Board of Directors and stockholders and all actions by written consent without a meeting by the Board of Directors and stockholders since the date of formation and accurately reflects in all material respects all actions by the Board of Directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.10 Disclosure. The Company has made available to the Holders all the information reasonably available to the Company that the Holders have requested for deciding whether to enter into this Agreement and purchase the Notes, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Holders at the Closing contains any untrue statement of a material fact, or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Holders, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to Holders of securities. The Company has caused Real Messenger Corporation to file a registration statement on Form F-4 (File No. 333-273102) (the “Registration Statement”) with the Securities Exchange Commission regarding the business combination with SPAC, which includes the risk factors relating the business combination.

3.11 No Bad Actor. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (such disqualifications, the “Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any “Holder”, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any “Holder”, or (c) any director of the Company that has been designated by any “Holder”.

4. Representations of the Holders. Each Holder severally, but not jointly, represents and warrants to the Company as follows solely with respect to such Holder:

4.1 Investment. The Holder is acquiring Notes for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same and, except as contemplated by this Agreement, the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.2 Authority. The Holder has full power and authority to enter into and to perform this Agreement in accordance with its terms.

4.3 Experience. Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

4.4 Accredited Investor. The Holder is an Accredited Investor (as defined in Rule 501(a) issued pursuant to the Securities Act).

4.5 Exemption; Restricted Securities. The Holder understands that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under applicable securities laws and that the Company’s reliance on such exemptions is predicated, in part, upon the Holder’s representations and warranties set forth herein. The Holder understands that in the absence of an effective registration statement covering the Notes, or an exemption therefrom under the applicable securities laws, such securities must be held indefinitely.

4.6 Authority for Agreement. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby, have been duly authorized by all necessary corporate or company action. This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

5. Covenants of the Company.

5.1 Sharing of Payments. The Company agrees that all payments to the Holders on account of the Notes shall be made ratably and proportionately on all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby. If, despite the provisions of this Section 5.8, any Holder shall receive any payment on the Notes in excess of its pro rata share to which it is then entitled in accordance with this Agreement, such Holder shall hold such excess payment in trust for the benefit of the parties entitled thereto and promptly pay over or deliver such excess payment to the other Holders for application in accordance with this Agreement.

6. Miscellaneous.

6.1 Indemnification. The Company shall indemnify Holder and its Affiliates and each of their respective officers, directors, employees, equity holders, and agents (each, a “Holder Indemnified Party”) against and hold each Holder Indemnified Party harmless from any and all debts, losses, Liabilities, damages, liens, taxes, penalties, costs of investigation, other out-of-pocket costs and expenses (collectively, “Losses”), suffered or incurred by such Holder Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Company contained in this Agreement, a Note or any related agreement. The Holder shall indemnify the Company and its Affiliates and each of their respective managers, officers, directors, employees, equity holders, and agents (each, a “Company Indemnified Party”) against and hold each Company Indemnified Party harmless from any and all Losses suffered or incurred by such Company Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Holder contained in this Agreement, a Note or any related agreement.

6.2 Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor with respect to this Note.

6.3 Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

6.4 Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

6.5 Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note and all other Notes issued as part of Series 2023A may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that (i) no such amendment shall reduce the principal of or interest rate on any Note without the consent of the Holder thereof and (ii) the failure to give such notice shall not affect the validity of such amendment or waiver.

6.6 Governing Law. This Note shall be governed by and construed under the laws of the Cayman Islands, as applied to agreements among Cayman Islands residents, made and to be performed entirely within the Cayman Islands, without giving effect to conflict of laws principles.

6.7 Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

6.8 Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf, Docusign or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.9 Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

6.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

6.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

6.12 Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.13 Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company or to accept this Note in lieu of the Original Note.

6.14 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

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IN WITNESS WHEREOF, the parties hereto have signed this Convertible Note Purchase Agreement as of the date first above written.

COMPANY:

Real Messenger Holdings Limited

By:
Name:	Thomas Ma
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have signed this Convertible Note Purchase Agreement as of the date first above written.

HOLDER:

Name of Holder:

By:
Name:
Title:

Email:

Address:

EXHIBIT A

Form of Convertible Promissory Note

(see attached)

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Noteholder:	_________________________
Note Series:	2023A
Date:	____________________, 2023
Original Principal Amount:	US$___________

For value received Real Messenger Holdings Limited, a Cayman Islands exempted company (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder” or “Purchaser”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of three percent (3.00%) per annum (the “Interest Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable on September 30, 2024 (the “Maturity Date”). Capitalized terms used but not defined in this Note are defined in the Convertible Note Purchase Agreement by and among the Company and the Holders dated as of October 4, 2023 (the “CNPA”).

I. Basic Terms.

Series of Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes designated by the Note Series above (collectively, the “Notes”) to certain persons and entities (collectively, the “Holders” or “Purchasers”). The Company shall maintain a ledger of all Holders. As of the date hereof, the Company intends to issue Notes in this Note Series with an aggregate initial principal balance of $15,000,000; provided, however, the Company reserves the right to increase such amount to up to an aggregate initial principal balance of $20,000,000.

Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

Prepayment. The Company may prepay this Note prior to the Maturity Date, provided, however, that any such prepayment shall be applied ratably to all of the Notes.

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II. Conversion and Repayment.

Automatic Conversion on Business Combination. In the event of a business combination transaction involving the Company and a special purpose acquisition company (a “SPAC”) (the “de-SPAC Transaction”), the Company shall require that the SPAC assume each of the Notes and then immediately assume each of the Notes, and then outstanding Conversion Amount shall automatically be converted into a number of Conversion Shares (rounded down to the nearest whole number) calculated by dividing (a) the Conversion Amount by (b) the Conversion Rate. For purposes of this Note, “Conversion Shares” means shares of common stock, ordinary shares or the equivalent security, of the SPAC as issued in the SPAC’s initial public offering, and “Conversion Rate” means, for every $10.00 of Conversion Amount outstanding at the time of conversion, one Conversion Share; provided, however that in the event of any change in the number, type or classes of authorized shares of the SPAC (including the Conversion Shares), other than as contemplated by the definitive business combination agreement or merger agreement (as applicable, the “Business Combination Agreement”) or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the closing under the Business Combination Agreement by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Conversion Rate shall be equitably adjusted to reflect such change..

Automatic Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities (as applicable “Equity Securities”) to one or more unaffiliated investors in a transaction or series of related transactions for bona fide capital raising purposes in a single priced financing resulting in aggregate gross proceeds to the Company of at least $8,000,000, excluding the outstanding amount of convertible notes, SAFEs and any other convertible securities issued for the primary purposes of raising capital, or (2) the Company’s sale of any of its preferred stock or similar equity securities for bona fide capital raising purposes that the Requisite Holders deem to be a “Qualified Financing” (in either case, a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into the Equity Securities sold in the Qualified Financing at a conversion price per share (the “Conversion Price”), equal to the lesser of:

1. the price paid per unit or share for the Equity Securities by the Investors in the Qualified Financing (excluding any conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)), and

2. the price per unit or share equal to the quotient resulting from dividing forty-five million dollars ($45,000,000) by the number of outstanding number of ordinary shares of the Company as of the conversion date of the Note.

Option Conversion. At any time prior to the repayment, conversion or other satisfaction of this Note, the then outstanding principal and accrued but unpaid interest under this Note may be converted, at the option of the Holder, into Conversion Stock upon the closing of any equity financing that does not constitute a Qualified Financing (a “Next Round Financing”). If the Holder elects to convert this Note in a Next Round Financing, the Holder shall have the option to treat such Next Round Financing as a Qualified Financing on the same terms for conversion set forth herein. In addition, at any time after the Maturity Date, but prior to the repayment, conversion or other satisfaction of this Note, the then outstanding principal and accrued but unpaid interest under this Note may convert, at the option of the holder thereof, into the most senior series of preferred stock of the Company then outstanding at a conversion price equal to two times (2x) the original issue price of such senior series of preferred stock of the Company

Payment upon Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall pay or issue to the Holder the greater of:

3. the amount of Change of Control consideration that such Holder would have received had the balance then outstanding under the Notes been converted immediately prior to the consummation of such Change of Control into ordinary shares of the Company (“Ordinary Shares”); and

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4. an amount equal to 150% of the Conversion Amount For purposes of this Note, a “Change of Control” means (1) the sale or exclusive licensing of all or substantially all of the assets of the Company (determined by value) in any single transaction or series of related transactions, (2) the merger, reorganization, or consolidation of the Company with or into any other entity (or any series of related mergers or acquisitions) where the stockholders of the Company immediately prior to such transaction(s) fail to own immediately following the consummation of such transactions more than a majority of the voting power of the surviving entity, or (3) any other transaction, other than a bona fide equity financing, in which 50% or more of the outstanding voting power of the Company is transferred to a single entity or affiliated group of entities; provided, however, that a de-SPAC Transaction shall not constitute a Change of Control. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

Procedure for Conversion. In connection with any conversion of this Note into equity, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing or a Non-Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing or Non-Qualified Financing, as applicable). The Company shall not be required to issue or deliver the securities into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into such securities pursuant to the terms hereof, in lieu of any fractional units or shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

III. Events of Default.

If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of holders of more than seventy-five percent (75%) of the Notes (the “Majority Holders”), (which election and notice shall not be required in the case of an Event of Default under subsection (iii) or (iv) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

1. A breach by the Company of any undertaking in this Note which is not cured within thirty (30) days written notice thereof;

2. The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable which is not cured within fifteen (15) days written notice thereof;

3. The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

4. An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

Upon the occurrence and during the continuance of any Event of Default hereunder, the Interest Rate shall increase to ten percent (10%) per annum.

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IV. Miscellaneous Provisions.

Indemnification. The Company shall indemnify Holder and its Affiliates and each of their respective officers, directors, employees, equity holders, and agents (each, a “Holder Indemnified Party”) against and hold each Holder Indemnified Party harmless from any and all debts, losses, Liabilities, damages, liens, taxes, penalties, costs of investigation, other out-of-pocket costs and expenses (collectively, “Losses”), suffered or incurred by such Holder Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Company contained in this Note or any related agreement. The Holder shall indemnify the Company and its Affiliates and each of their respective managers, officers, directors, employees, equity holders, and agents (each, a “Company Indemnified Party”) against and hold each Company Indemnified Party harmless from any and all Losses suffered or incurred by such Company Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Holder contained in this Note or any related agreement.

Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor with respect to this Note.

Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note and all other Notes issued as part of Series 2023A may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that (i) no such amendment shall reduce the principal of or interest rate on any Note without the consent of the Holder thereof and (ii) the failure to give such notice shall not affect the validity of such amendment or waiver.

Governing Law. This Note shall be governed by and construed under the laws of the Cayman Islands, as applied to agreements among Cayman Islands residents, made and to be performed entirely within the Cayman Islands, without giving effect to conflict of laws principles.

Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf, Docusign or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company or to accept this Note in lieu of the Original Note.

Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

[Signature pages follow]

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The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

Real Messenger Holdings Limited

By:	EXHIBIT – DO NOT SIGN
Name:	Thomas Ma
Title:	Chief Executive Officer

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

Name of Holder:

By:	EXHIBIT – DO NOT SIGN
Name:
Title:

Email:

Address:

EXHIBIT B

Form of Share Transfer Agreement

(see attached)

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT, dated as of September 30, 2023 (this “Agreement”), is entered into by _______________ (“Investor”) and Nova Pulsar Holdings Limited, the sponsor (the “Sponsor”) of Nova Vision Acquisition Corp., a British Virgin Islands company (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the NPA (as defined below).

WHEREAS, as of the date hereof, Sponsor owns 1,097,500 ordinary shares, par value $0.0001 per share, of SPAC (all such shares, or any successor shares of SPAC of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, SPAC has entered into an Agreement and Plan of Merger, dated as of March 27, 2023 (as amended from time to time, the “Merger Agreement”), with Real Messenger Holdings Limited (“RM”), pursuant to which, among other things, a wholly owned subsidiary of SPAC will become a publicly traded company (“PubCo”) and will own 100% of RM (the “Merger”);

WHEREAS, RM and Investor are parties to a Convertible Note Purchase Agreement of even date herewith (the “NPA”), pursuant to which, among other things, Sponsor will transfer _______ Shares (the “Transfer Shares”) to Investor on the day of Closing;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Transfer of Transfer Shares. On the Closing Date (defined below), Sponsor will transfer to Investor, for the consideration set forth in the NPA, an aggregate of _______ Transfer Shares. If the Closing does not occur, then Sponsor shall have no obligation to transfer the Transfer Shares.

Restrictions on Transfer Shares. Investor has read the Stock Escrow Agreement, dated as of August 5, 2021 (the “Escrow Agreement”), a copy of which is attached as Exhibit A hereto, by and among SPAC, Sponsor, certain other initial shareholders of SPAC and American Stock Transfer & Trust Company, LLC (the “Escrow Agent”). Investor acknowledges that Section 3.1 of the Escrow Agreement provides that the Transfer Shares shall be held in escrow for up to twelve (12) months after the Closing Date (such period, the “Lock-Up Period”); and that Section 3.1 of the Escrow Agreement imposes certain restrictions on the transfer of the Transfer Shares during the Lock-Up Period. At the Closing (as defined herein), Investor agrees to execute documentation satisfactory to Sponsor and the Escrow Agent, evidencing its agreement to be bound by all of the terms in the Escrow Agreement.

Closing. The closing of the transactions contemplated herein (the “Closing”) shall take place on the Closing Date (the “Closing Date”). At the Closing:

Sponsor will deliver to Investor (i) a SPAC share certificate representing the Transfer Shares, and/or such other documentation sufficient to transfer issue the Transfer Shares to Investor, (ii) an updated Register of Members of SPAC evidencing Investor’s ownership of _______ Transfer Shares, and (iii) an executed consent of a duly authorized officer of SPAC consenting to the transactions set forth in this Agreement;

Investor will deliver to Sponsor a letter, addressed to the Escrow Agent and Sponsor, indicating its agreement to be bound by the terms of the Escrow Agreement, in the form of Exhibit B;

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Sponsor will deliver to Investor a certificate executed by a Sponsor senior officer to the effect that all representations and warranties of Sponsor in this Agreement are true and complete in all material respects as of the Closing Date and also attaching resolutions of Sponsor’s board of directors authorizing this Agreement, the transfer of the Transfer Shares to the Investor and the transactions contemplated hereby;

Investor will deliver to Sponsor a certificate executed by an Investor senior officer to the effect that all representations and warranties of Investor in this Agreement are true and complete in all material respects as of the Closing Date and, if applicable, also attaching resolutions of Investor’s board of directors;

Investor will execute a joinder to the Letter Agreement executed by the Sponsor and addressed to SPAC and EF Hutton, division of Benchmark Investments, LLC (the “Letter Agreement”), in substantially the form attached here to as Exhibit C (the “Joinder”) pursuant to which Investor shall agree with the Company to be bound by Sections 3 and 10 of the Letter Agreement with respect to the Transfer Shares and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Transfer Shares (upon acquisition thereof) as “Registrable Securities” thereunder;

Each party shall execute and deliver such other documents or instruments as Sponsor may reasonably request to effect the transactions contemplated hereby.

Permissions. Investor hereby: (a) agrees to permit SPAC to publish and disclose Investor’s identity, ownership of the Transfer Shares and the nature of Investor’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by SPAC or Sponsor, a copy of this Agreement, in (i) the Registration Statement/Proxy Statement, relating to the business combination by and between SPAC and Real Messenger Holdings Limited, (ii) any Form 8-K filed by SPAC relating to the transactions contemplated herein, and (iii) any other documents or communications provided by SPAC or Sponsor to any Governmental Authority or to securityholders of SPAC, in each case, to the extent required by the federal securities laws or the SEC or any other securities authorities; and (b) shall and does authorize Sponsor, SPAC and any of their respective counsels to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Transfer Shares, provided that Sponsor, SPAC, or such counsel, as applicable, further notifies SPAC’s transfer agent to lift and vacate the stop transfer order with respect to the Transfer Shares upon the end of the Lock-Up Period. Investor agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish or attempt to accomplish that which it is not permitted to accomplish directly under this Agreement.

Acknowledgement. Investor (i) acknowledges that Sponsor and/or SPAC may possess or have access to material non-public information which has not been communicated to Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Sponsor and/or SPAC or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that each of Sponsor and SPAC is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Investor as follows:

Sponsor is the legal and record owner of the Transfer Shares.

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Sponsor has all requisite power and authority under the laws of the jurisdiction of its formation to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of Sponsor. This Agreement constitutes a valid and legally binding agreement of Sponsor, enforceable against it in accordance with its terms.

None of the execution, delivery or performance by Sponsor of this Agreement will (i) contravene or conflict with Sponsor’s organizational documents, (ii) contravene or conflict with or constitute a violation of any provision of any law or governmental order binding upon or applicable to Sponsor, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Sponsor or (iii) result in the creation or imposition of any lien on any of the Transfer Shares.

Sponsor will be responsible for any fees or expenses owed to any investment banker, broker, finder or other intermediary which has been retained by it or SPAC or is authorized to act on behalf of it or SPAC who is or might be entitled to any fee or commission from it or SPAC upon consummation of the transactions contemplated by this Agreement.

Representations and Warranties of Investor. Sponsor hereby represents and warrants to Investor as follows:

If Investor is not a natural person, Investor has all requisite power and authority under the laws of the jurisdiction of its formation to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of Investor. This Agreement constitutes a valid and legally binding agreement of Investor, enforceable against it in accordance with its terms.

None of the execution, delivery or performance by Investor of this Agreement will (i) contravene or conflict with Investor’s organizational documents, if any, (ii) contravene or conflict with or constitute a violation of any provision of any law or governmental order binding upon or applicable to Investor, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Investor or (iii) result in the creation or imposition of any lien on any of the Transfer Shares.

There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Investor who is or might be entitled to any fee or commission from Investor upon consummation of the transactions contemplated by this Agreement.

Waiver. Reference is made to the final prospectus of SPAC, dated August 5, 2021 (the “Prospectus”). Investor has read the Prospectus and understands that SPAC has established the Trust Account defined therein for the benefit of the public SPAC shareholders and the underwriters of the initial public offering pursuant to the Investment Management Trust Agreement between the SPAC and the Escrow Agent (the “Trust Agreement”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, SPAC may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of SPAC agreeing to enter into this Agreement, the Company and the Investor for itself and on behalf of its affiliates, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and hereby agrees that it will not seek recourse against the Trust Account for any reason.

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Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the termination of the NPA, and (b) the mutual agreement of the parties hereto. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

Governing Law; Jurisdiction; Jury Trial Waiver.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware (and any appellate courts thereof). The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware (and any appellate courts thereof) for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(b) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court within the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

(c) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court within the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

(d) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9(d).

Counterpart. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Amendment. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Sponsor and Investor. No provision hereof may be waived except in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Effectiveness. This Agreement shall not be effective or binding upon Sponsor until such time as the DESPAC Closing occurs.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[INVESTOR]

By:	EXHIBIT – DO NOT SIGN
Name:
Title:

NOVA PULSAR HOLDINGS LIMITED

By:	EXHIBIT – DO NOT SIGN
Name:
Title:	Director

Exhibit A

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of August 5, 2021 (“Agreement”), by and among NOVA VISION ACQUISITION CORP., a British Virgin Islands Company (the “Company”), the initial shareholders listed on Exhibit A attached hereto (each, an “Initial Shareholder” and collectively the “Initial Shareholders”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated as of August 5, 2021 (“Underwriting Agreement”), with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acting as the representative of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 5,000,000 units (“Units”) of the Company, plus an additional 750,000 Units if the Underwriters exercise their over-allotment option in full. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one redeemable warrant, each redeemable warrant entitling its holder to purchase one-half (1/2) of one Ordinary Share at an exercise price of $11.50 per full Ordinary Share, and one right with each right entitling its holder to receive one-tenth (1/10) of one Ordinary Share, all as more fully described in the Company’s final Prospectus, dated August 5, 2021 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-257124) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on August 5, 2021 (“Effective Date”).

WHEREAS, the Initial Shareholders have agreed as a condition of the sale of the Units to deposit their Insider Shares (as defined in the Prospectus), as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Shares”), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Shareholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or prior to the date hereof, each of the Initial Shareholders delivered to the Escrow Agent certificates representing such Initial Shareholder’s respective Escrow Shares, together with applicable share powers, to be held and disbursed subject to the terms and conditions of this Agreement. Each of the Initial Shareholders acknowledges that the certificate representing such Initial Shareholder’s Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares.

3.1 The Escrow Agent shall hold the Escrow Shares during the period (the “Escrow Period”) commencing on the date hereof and ending on the earlier of (x) 150 calendar days after the date on which the closing price of the Ordinary Share equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination (as described in the Registration Statement, hereinafter a “Business Combination”)and (y) twelve months after the date of the consummation of an initial Business Combination. The Company shall promptly provide written notice of the consummation of an initial Business Combination and the completion of the Escrow Period to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Shareholder’s Escrow Shares (and any applicable share power) to such Initial Shareholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, any time after the Company consummates an initial Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a written notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Initial Shareholders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

3.2 Notwithstanding Section 3.1, if the Underwriters do not exercise their over-allotment option to purchase an additional 750,000 Units of the Company in full within 45 days of the date of the Prospectus (as described in the Underwriting Agreement), the Initial Shareholders agree that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Escrow Shares held by each such holder determined by multiplying (a) the product of (i) 750,000 multiplied by (ii) a fraction, (x) the numerator of which is the number of Escrow Shares held by each such holder, and (y) the denominator of which is the total number of Escrow Shares, by (b) a fraction, (i) the numerator of which is 750,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 750,000. The Company shall promptly provide written notice to the Escrow Agent of the expiration or termination of the Underwriters’ over-allotment option and the number of Units, if any, purchased by the Underwriters in connection with their exercise thereof.

4. Rights of Initial Shareholders in Escrow Shares.

4.1 Voting Rights as a Shareholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Shareholders shall retain all of their rights as shareholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Shareholders, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) if the Initial Shareholder is an entity, as a distribution to partners, members or shareholders of the Initial Shareholder upon the liquidation and dissolution of the Initial Shareholder, (iii) by bona fide gift to a member of the Initial Shareholder’s immediate family or to a trust, the beneficiary of which is the Initial Shareholder or a member of the Initial Shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Initial Shareholder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vii) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (viii) to the Company for cancellation in accordance with Section 3.2 above or in connection with the consummation of a Business Combination, in each case, except for clause (viii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as defined below) signed by the Initial Shareholder transferring the Escrow Shares.

4.4 Insider Letters. Each of the Initial Shareholders has executed a letter agreement with EF Hutton and the Company, dated as indicated on Exhibit A hereto, and the form of which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Shareholder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own reasonable judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6.2 Third Party Beneficiaries. Each of the Initial Shareholders hereby acknowledges that EF Hutton is a third-party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of EF Hutton.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, by electronic mail or by facsimile transmission and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Nova Vision Acquisition Corp.

3 Ocean Way #5-7

Singapore 098368

Attn: Eric Ping Hang Wong

E-mail: ericwong@novavisionacquisition.com

If to a Shareholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn: Reorg Department

A copy (which copy shall not constitute notice) sent hereunder shall be sent to:

EF Hutton

division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attention: David Boral

E-mail: dboral@efhuttongroup.com

and:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Lawrence Venick, Esq.

E-mail: lvenick@loeb.com

and:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Barry Grossman, Esq.

Email: bigrossman@egsllp.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Prospectus.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

NOVA VISION ACQUISITION CORP.

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

INITIAL SHAREHOLDERS:

Nova Pulsar Holdings Limited

By:	/s/ Wing-Ho Ngan
Name:	Wing-Ho Ngan
Title:	Director

Poseidon Ocean Corporation

By:	/s/ Kin Stephen Sze
Name:	Kin Stephen Sze
Title:	Director

/s/ Philip Richard Herbert
Eric Ping Hang Wong

/s/ Philip Richard Herbert
Tin Lun Brian Cheng

/s/ Philip Richard Herbert
Philip Richard Herbert

/s/ Chun Fung Horace Ma
Chun Fung Horace Ma

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

Signature Page to Nova Vision Stock Escrow Agreement

EXHIBIT A

Name and Address of Initial Shareholder[1]	Number of Shares	Date of Insider Letter
Nova Pulsar Holdings Limited	1,097,500
Poseidon Ocean Corporation	200,000
Eric Ping Hang Wong	100,000
Tin Lun Brian Cheng	10,000	August 5, 2021
Philip Richard Herbert	10,000
Chun Fung Horace Ma	20,000

1 The address of each of the individuals is c/o Nova Vision Acquisition Corp., 3 Ocean Way #5-7, Singapore 098368.

Exhibit B

[Investor’s letterhead]

[Date]

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

To Whom it May Concern:

Reference is made to the Escrow Agreement entered by and among Nova Vision Acquisition Corp., American Stock Transfer & Trust COMPANY, LLC, a New York limited liability trust company (the “Escrow Agent”), and the Initial Shareholders, dated August 5, 2021 (the “Escrow Agreement”).

Capitalized terms used but not defined in this letter shall have the meanings ascribed to them in the Escrow Agreement.

The undersigned understands and agrees that the Escrow Shares that it received at the closing of the business combination are subject to escrow and the Escrow Agent shall hold the Escrow Shares during the period (the “Escrow Period”) commencing on the date hereof and ending on the earlier of (x) 150 calendar days after the date on which the closing price of the Ordinary Share equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s Business Combination and (y) twelve months after the date of the consummation of an initial Business Combination. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Shareholder’s Escrow Shares (and any applicable share power) to such Initial Shareholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, any time after the Company consummates an initial Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a written notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the undersigned.

INVESTOR

By:
Name:
Title:

Exhibit C

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20_

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of , 2023 (the “Agreement”), by and among ______________________ (“Investor”), Nova Vision Acquisition Corp. (the “Company”) and Nova Pulsar Holdings Limited (the “Sponsor”), pursuant to which Investor shall be entitled to acquire securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated August 5, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and between the Company and the Sponsor solely with respect to Sections 3 and 10 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Transfer Shares; and (ii) shall become a party to that certain Registration Rights Agreement, dated August 5, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as an Investor (as defined therein) and entitled to the rights of an Investor under the Registration Rights Agreement and the Transfer Shares (together with any other equity security of the Company issued or issuable with respect to any such Transfer Shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other stockholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Real Messenger Corp. (f/k/a Nova Vision Acquisition Corp.)

By:
Name:
Title:

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]

EXHIBIT C

Disclosure Schedule

Section 3.2(a) – Authorized Capital

The authorized share capital of the Company is US$50,000.00, divided into 500,000,000 Ordinary Shares, comprised of 496,000,000 authorized Class A Ordinary Shares, of which 1,000,000 are issued and outstanding, and 4,000,000 authorized Class B Ordinary Shares, of which 4,000,000 are issued and outstanding as of the date hereof.

Section 3.2(b) – Capitalization

Stock Ownership

Shareholder	Class A Ordinary Shares	Class B Ordinary Shares	Percentage Interest
Kwai Hoi Ma	0	4,000,000	80%
Fredrik Eklund	1,000,000	0	20%
TOTAL:	1,000,000	4,000,000	100%

Options: None

Warrants: None

Convertible Notes: Assuming that the offering is subscribed in full, the Company will have outstanding convertible notes in the aggregate principal amount of $15,000,000 (or $20,000,000, if the Company elects to increase the amount to be raised in this offering).